UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    May 4, 2018

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 4, 2018, Oceaneering held its annual meeting of shareholders. The matters voted on and the number of votes cast for or against or withheld, as well as the number of abstentions and broker non-votes as to such matters, as applicable, were as stated below:

1.
The three nominees proposed by our Board of Directors were elected as Class II directors for a three-year term that is scheduled to expire at Oceaneering’s 2021 annual meeting of shareholders, and the voting results are set forth below:

Name of Director	For	Withheld	Broker Non-Votes

Deanna L. Goodwin	86,062,622	1,794,907	3,608,776
John R. Huff	85,626,041	2,231,488	3,608,776
Steven A. Webster	76,236,372	11,621,157	3,608,776

2.	The resolution to approve, on an advisory basis, the compensation of Oceaneering's named executive officers was approved, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

83,320,035	4,178,925	358,569	3,608,776

3.	The appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2018 was ratified, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

90,411,327	994,931	60,047	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	May 4, 2018	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel, Secretary

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